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                       SECURITIES AND EXCHANGE COMMISSIONS

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           June 25, 2001
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                           DATRON SYSTEMS INCORPORATED
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

        0-7445                                          95-2582922
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(Commission File Number)                    (I.R.S. Employer Identification No.)


3030 Enterprise Court                      Vista, California         92083
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code        (760) 734-5454
                                                    ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  OTHER EVENTS

         Merger agreement with The Titan Corporation

         As previously reported, Datron Systems Incorporated (the "Registrant") announced on June 25, 2001, that it had entered into an agreement and plan of merger and reoganization (the "Merger Agreement") with the Titan Corporation ("Titan") and GEM Acquisition Corp. ("Merger Sub"). Attached hereto as Exhibit
99.16 is the Merger Agreement.

         On June 28, 2001 Registrant received a letter from Frank C. Lanza, chairman and chief executive officer of L-3 Communications, in which he proposed that L-3 Commnunications acquire all of the Registrant's outstanding common stock and options to purchase common stock for $16.25 per share. On July 3, 2001, David A. Derby, chairman, president and chief executive officer of the Registrant responded to Mr. Lanza's June 28, 2001 letter. A copy of Mr. Lanza's and Mr. Derby's letters are attached hereto as Exhibit 99.17 and 99.18.

Item 7.  EXHIBITS

         99.16 Agreement and Plan of Merger and Reorganization dated June 24, 2001 among Titan, Merger Sub and the Registrant.

         99.17    Letter from Frank C. Lanza to David A. Derby dated June 28,
                  2001.

         99.18    Letter from David A. Derby to Frank C. Lanza dated July 3,
                  2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date:    July 2, 2001

                                          DATRON SYSTEMS INCORPORATED



                                          By:      David A. Derby
                                                   -----------------------------
                                                   David A. Derby
                                                   Chairman, President and
                                                   Chief Executive Officer


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